Exhibit 99.6


          NEWS RELEASE              Contact:  Michael H. Wargotz
          FOR IMMEDIATE RELEASE                   (201) 359-5110
          November 26, 1996

                          HFS INCORPORATED ESTABLISHES
                          RESERVE RELATED TO AMRE, INC.

               PARSIPPANY, NJ -- HFS Incorporated (NYSE: HFS) announced today that it has fully reserved in the current quarter its $9.6 million receivable from Amre, Inc. (NYSE:
          AMM) related to the 1996 license fee for use of the Century 21 Home Improvement name.

               The Company recently agreed to a $9.5 million payment from Chartwell Leisure Inc. (NASDAQ: CHRT) related to a contract termination. Recognition of this income will offset the reserve recognition related to the AMM receivable.

                    HFS Incorporated is a global consumer services company. The Company is the largest franchisor of hotels and residential real estate brokerage offices, owns Avis, Inc., the world's second largest rental car system, and also owns Resort Condominiums International, Inc., the largest provider of vacation timeshare.

                    On November 11, 1996, the Company announced a merger agreement with PHH Corporation (NYSE: PHH). Through its three business segments, PHH delivers cost-efficient outsourcing alternatives in the areas of vehicle leasing and maintenance, fuel purchases and management, relocation, real estate, mortgage banking and insurance services, to corporations, government agencies, affinity membership organizations and financial institutions in North America, the United Kingdom and continental Europe.

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